UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2025 (July 10, 2025)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-0439758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)

Item 1.01	Entry into a Material Definitive Agreement

On July 10, 2025, Genco Shipping & Trading Limited, certain of its vessel-owning and other subsidiaries acting as guarantors entered into a Fifth Amendment to Credit Agreement (the “Amendment”) with Nordea Bank Abp, New York Branch as Administrative Agent, Collateral Agent, and Security Trustee and Nordea Bank Apb, New York Branch, Skandinaviska Enskilda Banken AB (PUBL), DNB Capital LLC, ING Capital LLC, CTBC Bank Co. Ltd., and First-Citizens Bank & Trust Company as lenders to amend, extend, and upsize its $500 Million Revolver.  The amended structure consists of a $600 million revolving credit facility (the “$600 Million Revolver”), which can be utilized to support growth of the Company’s asset base as well as general corporate purposes. Key terms of the $600 Million Revolver are as follows:

●	Maximum loan capacity has been increased to $600 million from $400 million previously, an increase of $200 million or 50%.

●	The entire facility consists of a revolving credit facility.

●	Borrowings bear interest of 1.75% to 2.15% plus the Secured Overnight Financing Rate (SOFR), based on our ratio of total net indebtedness to EBITDA.

●	The interest rate of our borrowings may be further increased or decreased by a margin of 0.05% based on our performance regarding emissions targets.

●	The maturity date has been extended from November 2028 to July 2030.

●	The facility has a repayment profile of 20 years with no commitment reductions until March 31, 2027 based on covenant compliance.

●	Collateral maintenance covenant was reduced from 140% to 135%, other key covenants remain substantially the same as those in our previous $500 Million Revolver

●
We may declare and pay dividends and other distributions so long as, at the time of declaration, (1) no event of default has occurred and is continuing or would occur as a result of the declaration and (2) we are in pro forma compliance with our financial covenants after giving effect to the dividend.

●	The collateral package currently includes all 42 vessels currently in our fleet and may also include future vessels we may own.

●	Commitment fees are 35% of the applicable interest rate margin for unutilized commitments.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Fifth Amendment to Credit Agreement dated as of July 10, 2025, by and among Genco Shipping & Trading Limited as Borrower, the subsidiary Guarantors party thereto, the Lenders party thereto, and Nordea Bank Abp, New York Branch, as Administrative Agent, Collateral Agent, and Security Trustee

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: July 14, 2025

/s/ Peter Allen
Peter Allen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fifth Amendment to Credit Agreement dated as of July 10, 2025, by and among Genco Shipping & Trading Limited as Borrower, the subsidiary Guarantors party thereto, the Lenders party thereto, and Nordea Bank Abp, New York Branch, as Administrative Agent, Collateral Agent, and Security Trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)